Exhibit 99.1

Access Pharmaceuticals, Inc.

                               ACCESS NEWS

Contact: Company                                   Contact: Investor Relations
Stephen B. Thompson                                       Donald C. Weinberger
Vice President & CFO                       Wolfe Axelrod Weinberger Assoc. LLC
(214) 905-5100                                                  (212) 370-4500


       ACCESS PHARMACEUTICALS, INC. ANNOUNCES FINANCING ARRANGEMENT

DALLAS, TEXAS, August 17, 2005 -- ACCESS PHARMACEUTICALS, INC. (AMEX: AKC) today announced that is has implemented plans that were in place that will provide for cash needs over the intermediate term. In addition, as stated in the Company's recent 10Q, dated August 9, 2005, the Company is in discussions with several institutional investors and investment firms to renegotiate the duration and terms of its short term (convertible debenture) obligations.

The Company is also currently negotiating with a number of potential purchasers for the sale of business units that it has determined are not part of its long term strategy. The sales of these units could generate sufficient funds to satisfy debt coverage and cash flow needs for the near term.

Rosemary Mazanet, CEO, stated, "We are implementing steps to provide for our intermediate term cash needs and we are pleased that our discussions with various investors and investment groups are progressing. We plan to share with our investors the results of those discussions and at the appropriate time a conference call will be held to more fully cover our progress. We appreciate the patience that our shareholders have shown during this difficult period. Management is optimistic that our efforts on behalf of all shareholders will be successful."

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Access Pharmaceuticals, Inc. is an emerging pharmaceutical company focused on developing both novel low development risk product candidates and technologies with longer-term major product opportunities. Access markets Aphthasol(R) and is developing products for other oral indications. Access is also developing unique polymer platinates for use in the treatment of cancer and has an extensive portfolio of advanced drug delivery technologies including vitamin mediated targeted delivery, oral delivery, and nanoparticle aggregates.

This press release contains certain statements that are forward-looking within the meaning of Section 27a of the Securities Act of 1933, as amended, and that involve risks and uncertainties, including but not limited to statements made relating to our current negotiations to sell certain assets which could generate sufficient funds to satisfy debt coverage and cash needs, negotiations to restructure our Convertible Notes due September 13, 2005, our current steps being taken to satisfy short term cash needs, management's optimism that its efforts will be successful, and our expected reduction in expenses and the maintenance of our projects and protection of our assets. These statements are subject to numerous risks, including but not limited to the uncertainties associated with our ability to raise funds to continue our operations, our ability to sell assets, our ability to restructure our Convertible Notes, research and development activities, clinical trials, our ability to raise capital, the timing of and our ability to achieve regulatory approvals, dependence on others to market our licensed products, collaborations, future cash flow, the timing and receipt of licensing and milestone revenues, projected future revenue growth and our ability to generate near term revenues, the future success of the Company's marketed products Aphthasol(R) and products in development including polymer platinate, and OraDisc(TM), our ability to develop products from our platform technologies, our ability to manufacture amlexanox products in commercial quantities, our sales projections and the sales projections of our licensing partners, our ability to achieve licensing milestones, our ability to repay our outstanding debt obligations and other risks detailed in the Company's Annual Report on Form 10-K for the year ended December 31,
2004, Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and other reports filed by us with the Securities and Exchange Commission.

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